Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-3/A of Aclarion, Inc. of our report dated February 20, 2024 and March 28, 2024, with respect to the financial statements of Aclarion, Inc. as of December 31, 2023, and for the year then ended. Our audit report includes an explanatory paragraph relating to Aclarion, Inc.’s ability to continue as a going concern.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Haynie & Company

Salt Lake City, Utah

September 19, 2024